Exhibit 5.2

[LETTERHEAD OF YOUNG CONAWAY STARGATT & TAYLOR, LLP]

April 5, 2013

CNA Financial Corporation

333 S. Wabash Avenue

Chicago, Illinois 60604

Re:                             CNA Financial Capital I
CNA Financial Capital II
CNA Financial Capital III

Ladies and Gentlemen:

We have acted as Delaware counsel for CNA Financial Capital I, a Delaware statutory trust (“CNA I”), CNA Financial Capital II, a Delaware statutory trust (“CNA II”), and CNA Financial Capital III, a Delaware statutory trust (“CNA III” and together with CNA I and CNA II, collectively, the “Trusts” and, individually, a “Trust”), in connection with the matters set forth herein.  This opinion is furnished to you at your request.

In connection with the opinions set forth herein, our examination has been limited to a review of originals or copies of the following documents:

(a)                                 The Certificate of Trust of CNA I, dated December 23, 1998, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 23, 1998, as amended by a Certificate of Amendment to Certificate of Trust, dated August 11, 2005, as filed with the Secretary of State on August 12, 2005, and a Certificate of Amendment to Certificate of Trust, dated March 18, 2009, as filed with the Secretary of State on March 18, 2009 (collectively, the “CNA I Certificate”);

(b)                                 The Amended and Restated Trust Agreement of CNA I, dated as of August 12, 2005, among CNA Financial Corporation, a Delaware corporation (“CNA Financial”), as depositor, and J.P. Morgan Trust Company, National Association, a national banking association, Chase Bank USA, National Association, a national banking association, D. Craig Mense, and Dennis R. Hemme, as trustees;

(c)                                  A Certificate of Good Standing for CNA I, dated April 4, 2013, obtained from the Secretary of State;

(d)                                 The Certificate of Trust of CNA II, dated December 23, 1998, as filed with the Secretary of State on December 23, 1998, as amended by a Certificate of Amendment to Certificate of Trust, dated August 11, 2005, as filed with the Secretary of State on August 12,

2005, and a Certificate of Amendment to Certificate of Trust, dated March 18, 2009, as filed with the Secretary of State on March 18, 2009 (collectively, the “CNA II Certificate”);

(e)                                  The Amended and Restated Trust Agreement of CNA II, dated as of August 12, 2005, among CNA Financial, as depositor, and J.P. Morgan Trust Company, National Association, a national banking association, Chase Bank USA, National Association, a national banking association, D. Craig Mense, and Dennis R. Hemme, as trustees;

(f)                                   A Certificate of Good Standing for CNA II, dated April 4, 2013, obtained from the Secretary of State;

(g)                                  The Certificate of Trust of CNA III, dated December 23, 1998, as filed with the Secretary of State on December 23, 1998, as amended by a Certificate of Amendment to Certificate of Trust dated August 11, 2005, as filed with the Secretary of State on August 12, 2005 (together with the CNA I Certificate and the CNA II Certificate, collectively, the “Certificates”);

(h)                                 The Amended and Restated Trust Agreement of CNA III, dated as of August 12, 2005, among CNA Financial, as depositor, and J.P. Morgan Trust Company, National Association, a national banking association, Chase Bank USA, National Association, a national banking association, D. Craig Mense, and Dennis R. Hemme, as trustees;

(i)                                     A Certificate of Good Standing for CNA III, dated April 4, 2013, obtained from the Secretary of State;

(j)                                    The Registration Statement on Form S-3 (the “Registration Statement”), relating to, among other securities, the preferred securities of each Trust representing preferred undivided beneficial interests in each Trust (each a “Preferred Security” and collectively, the “Preferred Securities”), to be filed by CNA Financial and the Trusts with the Securities and Exchange Commission on April 5, 2013;

(k)                                 A form of Second Amended and Restated Trust Agreement of CNA I, to be entered into among CNA Financial, as depositor, The Bank of New York Mellon Trust Company, N.A., as Property Trustee, BNY Mellon Trust of Delaware,  as Delaware Trustee, and the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in CNA I (the “CNA I Trust Agreement”);

(l)                                     A form of Second Amended and Restated Trust Agreement of CNA II, to be entered into among CNA Financial, as depositor, The Bank of New York Mellon Trust Company, N.A., as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in CNA II (the “CNA II Trust Agreement”); and

(m)                             A form of Second Amended and Restated Trust Agreement of CNA III, to be entered into among CNA Financial, as depositor, The Bank of New York Mellon Trust

Company, N.A., as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in CNA III (the “CNA III Trust Agreement” and together with the CNA I Trust Agreement and the CNA II Trust Agreement, collectively, the “Trust Agreements” and each, individually, a “Trust Agreement”).

Initially capitalized terms herein used and not otherwise defined are used as defined in the Trust Agreements.

For purposes of this opinion, we have not reviewed any documents other than the documents herein listed, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions herein stated.  We have conducted no independent factual investigation of our own, but, rather, have relied solely upon the documents listed herein, the statements and information set forth in such documents, and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity to the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that each of the Trust Agreements has been executed by the parties thereto in the form presented to us, (ii) that each of the Trust Agreements constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including agreements with respect to the creation, operation and termination of the Trust, and that the Trust Agreements and the Certificates are in full force and effect and have not been amended, (iii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing that creation, organization, or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform that party’s obligations under, such documents, (vi) the due authorization, execution, and delivery by all parties thereto of all documents examined by us, (vii) the receipt by each Person to whom a Preferred Security is to be issued by a Trust (collectively, the “Preferred Security Holders”) of a Preferred Security certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the applicable Trust Agreement and the Registration Statement, and (viii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the applicable Trust Agreement and the Registration Statement.  We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (other than securities laws and tax laws, and rules, regulations, orders, and decisions relating thereto), and we have not considered, and express no opinion on, the laws of any other jurisdiction, including, without limitation, federal laws, and rules, regulations, orders, and decisions relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations, orders, and decisions thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to all assumptions, qualifications, limitations, and exceptions herein set forth, we are of the opinion that:

1.                                      Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq.

2.                                      The Preferred Securities issued by each Trust will represent valid undivided beneficial interests in the assets of the Trust that issues such Preferred Securities.

3.                                      The Preferred Security Holders of each Trust, as beneficial owners of such Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  In addition, we hereby consent to the use of our name under the heading “Validity of Securities” in the Registration Statement.  In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Sincerely,
/s/ YOUNG CONAWAY STARGATT & TAYLOR, LLP

CDG:kal